UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 26, 2008

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
(Registrant's Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 26, 2008, Hewlett-Packard Company ("HP") announced that it had completed the acquisition of Electronic Data Systems Corporation (the "Company") pursuant to the terms of the Agreement and Plan of Merger, dated as of May 13, 2008, among the Company, HP and Hawk Merger Corporation ("Merger Sub"), as amended by Amendment No. 1 thereto ("Amendment No. 1"), dated as of July 25, 2008 (as so amended, the "Merger Agreement").  Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of HP.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2008, the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the "Trustee"), entered into that certain Sixth Supplemental Indenture (the "Sixth Supplemental Indenture") to the Indenture, dated as of August 12, 1996, by and between the Company and the Trustee (the "Base Indenture").  The Company and the Trustee entered into the Sixth Supplemental Indenture pursuant to the terms set forth in that certain (i) Third Supplemental Indenture to the Base Indenture, dated as of October 10, 2001, by and between the Company and the Trustee, and (ii) Fourth Supplemental Indenture to the Base Indenture, dated as of June 30, 2003, by and between the Company and the Trustee.  The Sixth Supplemental Indenture provides, among other things, that at and after the effective time of the Merger, each 2021 Note and 2023 Note shall be convertible into cash in an amount equal to the product of (A) the Merger Consideration and (B) the number of shares of Common Stock (as defined below) that the Holder of such 2021 Note or 2023 Note, as applicable, would have received if such Holder had converted such 2021 Note or 2023 Note, as applicable, into the number of shares of Common Stock issuable upon conversion of such 2021 Note or 2023 Note, as applicable, immediately prior to the effective time of the Merger.  Capitalized terms used in this paragraph and not otherwise defined in this Current Report on Form 8-K shall have meanings set forth in the Sixth Supplemental Indenture.

The foregoing description of the terms set forth in the Sixth Supplemental Indenture is qualified in its entirety by reference to the Sixth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On August 26, 2008, in connection with the consummation of the transactions contemplated by the Merger Agreement, that certain Five Year Credit Agreement (the "Credit Agreement"), dated as of June 30, 2006, among the Company and EDS Information Services L.L.C., as borrowers, certain subsidiaries of the Company, as guarantors, the banks, financial institutions and other institutional lenders and issuers of letters of credit named therein, Citibank, N.A., as agent for the lenders, and Bank of America, N.A., as syndication agent, was terminated.  Affiliates of Citibank, N.A. in the past have provided, currently are providing and in the future may provide services to the Company and certain of its affiliates unrelated to the Credit Agreement, including that an affiliate of Citibank, N.A. was engaged to act as a financial advisor to the Company in connection with the transactions contemplated by the Merger Agreement.  A description of certain terms of this engagement and certain other services that affiliates of Citibank, N.A. have provided to the Company or its affiliates is contained in the definitive Proxy Statement of the Company that was filed by the Company with the Securities and Exchange Commission (the "SEC") on June 26, 2008, as supplemented by the Supplement to the Proxy Statement that was filed by the Company with the SEC on July 25, 2008 (the "Proxy Statement Supplement"), which description is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (the "NYSE") that each share of common stock of the Company, par value $0.01 per share (the "Common Stock") (other than Excluded Shares (as defined in the Merger Agreement)), outstanding immediately prior to the effective time of the Merger would be converted into the right to receive $25.00 in cash, without interest and net of any applicable withholding taxes, and requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the

Common Stock.  The NYSE filed the Form 25 with the SEC on August 26, 2008, and trading of the Common Stock on the NYSE was suspended as of the opening of trading on August 26, 2008.

Item 3.03 Material Modification to Rights of Security Holders

Upon the effective time of the Merger, holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration, or, in the case of Dissenting Shares (as defined in the Merger Agreement), the rights pursuant to Section 262 of the Delaware General Corporation Law) and, accordingly, such holders no longer have any interest in the Company's future earnings or growth.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On August 26, 2008, the Merger was completed.  As a result of the Merger, the Company became a wholly-owned subsidiary of HP.  In the Merger, each share of Common Stock that was outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares (as defined in the Merger Agreement)) was converted into the right to receive $25.00 in cash, without interest and net of any applicable withholding taxes.  The aggregate consideration paid by HP in connection with the Merger was approximately $13.0 billion, which includes cash paid for outstanding stock and the value of assumed equity awards, plus transaction costs.  HP used cash on hand and short term borrowings to fund the acquisition and the payment of the merger consideration.

The foregoing description of the terms set forth in the Merger Agreement and Amendment No. 1, and any other descriptions thereof that are contained in this Current Report on Form 8-K, are qualified in their entirety by reference to the Merger Agreement and Amendment No. 1.  A copy of the Merger Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K that was filed by the Company with the SEC on May 16, 2008, and a copy of Amendment No. 1 is attached as Annex A to the Proxy Statement Supplement.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and in accordance with the terms of the Merger Agreement, the Company's certificate of incorporation and bylaws were amended, effective August 26, 2008, so that they read the same (except with respect to the name of the Company) as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger.  Copies of the amended certificate of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended Certificate of Incorporation of Electronic Data Systems Corporation
3.2	Amended and Restated Bylaws of Electronic Data Systems Corporation
4.1	Sixth Supplemental Indenture, dated as of August 26, 2008, by and between Electronic Data Systems Corporation and The Bank of New York Mellon Trust Company, National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

August 29, 2008                                                                                                         By:    /S/ PAUL PORRINI

                                                                                                                                            Name: Paul Porrini

                                                                                                                                            Title: Secretary